Exhibit 10.4

               FIFTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT

      THIS FIFTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 7th day of November, 2005, by and among ARGAN, INC. (formerly Puroflow Incorporated)("Argan"), a corporation organized and in good standing under the laws of the State of Delaware, SOUTHERN MARYLAND CABLE, INC. ("SMC"), a corporation organized and in good standing under the laws of the State of Delaware, and VITARICH LABORATORIES, INC. ("Vitarich"), a corporation organized and in good standing under the laws of the State of Delaware, jointly and severally (each a "Borrower"; and collectively, the "Borrowers") and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the "Lender").

                                    RECITALS

      A. The Borrowers and the Lender are parties to a Financing and Security Agreement dated as of August 19, 2003 (the same, as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement").

      B. The Financing Agreement provides for some of the agreements between the Borrowers and the Lender with respect to the Loans (as defined in the Financing Agreement), including a revolving credit facility in the current maximum amount not to exceed Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) and a term loan facility (the "Term Loan") in an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000).

      C. The Borrowers have requested that the Lender amend the Financing Agreement and the Lender has agreed to do so, on the condition, among others, that this Agreement be executed.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

      1. Recitals. The Borrowers and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

      2. Waiver. The Borrowers have failed to comply with the requirements of Sections 6.1.14(b) (Funded Debt to EBITDA) and 6.1.14 (c) (Fixed Charge Coverage Ratio) for the period ending July 31, 2005, and the Lender hereby agrees to waive such failure for the period ending July 31, 2005.

      3. Revised Defined Terms. The following definitions in Section 1.1 of the Financing Agreement are amended and restated in their entirety as follows:

            "EBITDA" means as to the Borrowers and their Subsidiaries on a consolidated basis for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense for such period, plus (c) income tax provisions for such period, plus (d) depreciation and amortization of assets for such period, plus (e) for the quarter ending January 31, 2005, $614,000 of non-cash compensation expense to Kevin Thomas, minus (f) for the quarter ending April 30, 2005, $23,000 of unrealized gains taken on financial derivatives for stock issued to Kevin Thomas and Main Street Resources, and plus (f) for the quarter ending July 31, 2005, the non-cash derivative expense associated with the issuance of common stock, in the amount of (i) $1,610,000 for Kevin Thomas and (ii) $342,000 for Main Street Resources.

            "Fixed Charges" means as to the Borrowers and their Subsidiaries for any period of determination, the sum of all scheduled interest expense excluding the non-cash interest expense associated with the amortization of issuance costs for Subordinated Indebtedness in favor of Kevin Thomas, all principal payments and all Capital Lease payments of the Borrowers and their Subsidiaries made during the twelve (12) months preceding the date such covenant is being tested, all in accordance with GAAP.

            "Funded Debt" means all Indebtedness of Borrowers in favor the Lender, including, without limitation, the outstanding principal balance of the Revolving Loan and the Term Loan and the face amount of any outstanding letters of credit and all Capital Leases.

      4. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Each Borrower agrees that the Lender may rely on a telecopy of any signature of a Borrower. The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:                          ARGAN, INC.



/s/ Arthur Trudel                         By: /s/ Haywood Miller          (SEAL)
----------------------                       ----------------------------
                                             Name: Haywood Miller
                                             Title: EVP

WITNESS OR ATTEST:                        SOUTHERN MARYLAND CABLE, INC.



/s/ Haywood Miller                        By: /s/ Arthur Trudel           (SEAL)
----------------------                       ----------------------------
                                             Name: Arthur Trudel
                                             Title: VP and CFO

WITNESS OR ATTEST:                        VITARICH LABORATORIES, INC.



/s/ Haywood Miller                        By: /s/ Arthur Trudel           (SEAL)
----------------------                       ----------------------------
                                             Name: Arthur Trudel
                                             Title: VP and CFO

WITNESS:                                  BANK OF AMERICA, N.A.



                                          By: /s/ Michael Radcliffe       (SEAL)
----------------------                       ----------------------------
                                             Name: Michael J. Radcliffe
                                             Title: Senior Vice President